Exhibit 99.1

EXL Announces $150 Million Strategic Investment from

The Orogen Group

•	$150 million Convertible Senior Notes investment by The Orogen Group

•	Vikram S. Pandit, Chairman and CEO of The Orogen Group, appointed to EXL’s Board of Directors

NEW YORK, October 2, 2018 — EXL (NASDAQ: EXLS), a leading operations management and analytics company, today announced that on October 1, 2018 EXL entered into an Investment Agreement under which The Orogen Group (“Orogen”) will, on or about October 4, 2018 and subject to the completion of customary closing conditions, purchase from EXL 3.50% Convertible Senior Notes, due 2024 (the “Convertible Notes”) in an aggregate principal amount of $150 million. Following the expected closing of the investment, Vikram Pandit will be appointed to EXL’s Board of Directors.

Rohit Kapoor, Co-Chairman and Chief Executive Officer of EXL stated, “We are pleased that Vikram Pandit will join our Board of Directors and that Orogen will become a long-term investor and strategic partner. Vikram is a recognized industry leader and his extensive experience and knowledge in banking and financial services will help us strengthen and commercialize our assets and solutions. We also look to increase the penetration of our Digital Intelligence offerings with the support of The Orogen Group via their extensive relationship networks in financial services. We look forward to leveraging Vikram’s expertise especially as it relates to new digital business models and the disruption taking place in financial services, to deliver the full potential of EXL. We believe that this partnership will position EXL to continue to be a leading force in operations management and analytics.”

Vikram Pandit, Chairman and Chief Executive Officer of Orogen, stated, “Delivering digital solutions in financial services is as much about process innovation as it is about product innovation. EXL is a leader at integrating data, new processes and predictive analytics, as well as creating and delivering new digital solutions and operational excellence for many industries, particularly financial services. We believe EXL is uniquely positioned to combine domain, data, analytics and intelligent operations to further extend its leadership position in its industry, and we are excited to partner with EXL to help enhance its long-term growth potential.”

Mr. Pandit is a 36-year veteran of the financial services industry. He began his career in financial services at Morgan Stanley in 1983 and ultimately became President and Chief Operating Officer of the company's institutional securities and investment banking businesses. Mr. Pandit left Morgan Stanley to become a founding member and chairman of the members committee of Old Lane, LP. Citigroup acquired Old Lane in July 2007, and Mr. Pandit was appointed CEO of Citigroup in December 2007. He led Citigroup during one of the most challenging economic and financial crises in history, successfully recapitalizing and restructuring the company and returning it to profitability before leaving in October 2012. Mr. Pandit is a member of the Board of Directors of Bombardier Inc. and Virtusa Corporation and is a member of the Board of Overseers of Columbia Business School and a member of the Board of Visitors of Columbia School of Engineering and Applied Sciences.

Vishal Chhibbar, EXL’s Executive Vice President and Chief Financial Officer stated, “EXL intends to use the proceeds from the sale of its Convertible Notes to repay a portion of its outstanding bank revolver as well as for general corporate purposes. The accretion to adjusted diluted EPS impact is expected to be immaterial in 2018. The investment allows us to lock in a 3.5% interest rate for a six year period in what is a rising interest rate environment.”

Convertible Bond Terms
Under the terms of the investment, Orogen agreed to purchase $150 million in aggregate principal amount of the Convertible Notes, which are initially convertible at a conversion rate of 13.3333 shares of EXL common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $75 per share), subject to adjustment under the terms of the Convertible Notes. The Convertible Notes pay 3.50% interest per annum, payable semi-annually. The Convertible Notes mature on October 1, 2024. Additional information regarding the investment will be included in a Form 8-K to be filed upon the closing of the transaction by the Company with the Securities and Exchange Commission. The transaction is anticipated to close within the week, subject to the fulfillment of certain closing conditions, including settlement of the underlying securities.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and any shares of EXL common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Credit Suisse is serving as financial advisor to EXL and McGuireWoods LLP is acting as its legal counsel. Citi is serving as financial advisor to Orogen and Davis Polk & Wardwell LLP is acting as its legal counsel.

About EXL

EXL (NASDAQ:EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 28,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

About Orogen

The Orogen Group was created by Vikram S. Pandit and Atairos as a private operating company focused on making significant long-term control and other strategic investments in financial services and related businesses. Orogen delivers the resources, expertise and extensive strategic and operational experience of its partners to growth companies with proven business models where Orogen can create value over time. The Orogen Group is based in New York. Additional information can be found at www.orogengroup.com.

About Atairos

Atairos is an independent, private company focused on supporting growth-oriented businesses across a wide range of industries. Atairos provides a unique combination of active strategic partnership and patient long-term capital to high-potential companies and their management teams. Atairos was launched in 2016, has more than $5 billion in equity capital and has offices in New York, Bryn Mawr and London. For more information, please visit www.atairos.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors, including the satisfaction of the closing conditions for the issuance of the Convertible Notes, could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investor Relations Contact:

Steven Barlow

Vice President, Investor Relations

212-624-5913

Steven.Barlow@exlservice.com

or
Orogen Contact:
Shannon Bell, 212-332-4583
bell@orogengroup.com
or
Atairos Contacts:
Sard Verbinnen & Co
George Sard / Jared Levy / Ben Spicehandler, 212-687-8080
Atairos-SVC@sardverb.com